Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)
the Registration Statement (Form S-8 No. 333-77237) pertaining to the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1988 Stock Option Plan and the Rock-Tenn Company 1987 Stock Option Plan;

(ii)
the Registration Statement (Form S-8 No. 33-83304) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company Incentive Stock Option Plan, and the Rock-Tenn Company 1987 Stock Option Plan;

(iii)	the Registration Statement (Form S-3 No. 333-62338) of Rock-Tenn Company and in the related Prospectus pertaining to the registration of $300,000,000 of debt securities;

(iv)	the Registration Statement (Form S-8 No. 333-104870) pertaining to the Rock-Tenn Company Supplemental Retirement Savings Plan;

(v)	the Registration Statement (Form S-8 No. 333-113212) pertaining to the Rock-Tenn Company 1993 Employee Stock Purchase Plan;

(vi)
the Registration Statement (Form S-8 No. 333-62346) pertaining to the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the 2000 Incentive Stock Plan, and the Rock-Tenn Company 2004 Incentive Stock Plan;

(vii)	the Registration Statement (Form S-8 No. 333-122745) pertaining to the Rock-Tenn Company 2004 Incentive Stock Plan;

(viii)
the Registration Statement (Form S-3 No. 333-133986) of Rock-Tenn Company and in the related Prospectus pertaining to the registration of $500,000,000 of debt securities, Preferred Stock and Class A Common Stock

(ix)	the Registration Statement (Form S-8 No. 333-140597) of Rock-Tenn Company pertaining to the 1993 Employee Stock Purchase Plan and the Rock-Tenn Company 2004 Incentive Stock Plan

(x)	the Registration Statement (Form S-8 No. 333-163162) of Rock-Tenn Company pertaining to the Rock-Tenn Company 2004 Incentive Stock Plan

(xi)	the Registration Statement (Form S-4 No. 333-172432) of Rock-Tenn Company and in the related Prospectus pertaining to the registration of shares of common stock

(xii)	the Registration Statement (Form S-8 No. 333-174600) of Rock-Tenn Company pertaining to the Rock-Tenn Company (SSCC) Equity Incentive Plan

(xiii)	the Registration Statement (Form S-8 No. 333-183168) pertaining to the Rock-Tenn Company Amended and Restated 2004 Incentive Stock Plan; and

(xiv)	the Registration Statement (Form S-4 No. 333-186552) of Rock-Tenn Company and in the related Prospectus pertaining to offer to exchange debt of our report dated November 18, 2013 except for Notes 5, 6, and 17, as to which the date is February 6, 2014, with respect to the consolidated financial statements of Rock-Tenn Company as of September 30, 2013 and 2012, and for each of three years in the period ended September 30, 2013, and our report dated November 18, 2013, with respect to the effectiveness of internal control over financial reporting of Rock-Tenn Company as of September 30, 2013, included in this Current Report on Form 8-K, filed with the Securities and Exchange Commission.

Atlanta, Georgia
February 6, 2014